Exhibit 5.2

June 16, 2016

AV Homes, Inc.

8601 N. Scottsdale Road, Suite 225

Scottsdale, AZ 85253

Re:	AV Homes, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-3 (the “Registration Statement”) of AV Homes, Inc., a Delaware corporation (the “Company”), certain of its direct and indirect subsidiaries listed on Annex A hereto (collectively, the “Applicable Guarantors”), Bonterra Builders, LLC, a North Carolina limited liability company (“Bonterra”), JCH Group LLC, a Delaware limited liability company (together with the Applicable Guarantors and Bonterra, the “Subsidiary Guarantors”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Company from time to time of the following securities (the “Securities”), which together shall have a maximum aggregate initial offering price of up to $300,000,000:

(i)	senior debt securities of the Company (the “Senior Debt Securities”);

(ii)	subordinated debt securities of the Company (together with the Senior Debt Securities, the “Debt Securities”);

(iii)	preferred stock, par value $0.10 per share, of the Company issuable directly or in exchange for or upon the conversion of Warrants (as defined below), Debt Securities or other Preferred Stock;

(iv)	common stock, par value $1.00 per share, of the Company, issuable directly or in exchange for or upon conversion of Warrants, Debt Securities or Preferred Stock;

(v)	warrants entitling the holders to purchase Common Stock, Preferred Stock, Debt Securities or other securities of the Company;

(vi)	units of the above securities; and

(vii)	guarantees of the Debt Securities by one or more of the Subsidiary Guarantors (the “Guarantees”).

The Senior Debt Securities are to be issued under the Indenture, dated February 4, 2011, between the Company and Wilmington Trust FSB, as trustee (the “Senior Trustee”), which is filed as Exhibit 4.12 to the Registration Statement (the “Senior Indenture”), as such Senior Indenture may be supplemented from time to time. The Subordinated Debt Securities are to be issued under an indenture substantially in the form filed as Exhibit 4.14 to the Registration

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June 16, 2016

Statement, with appropriate insertions (the “Subordinated Indenture”), to be entered into by the Company and a trustee to be named by the Company (the “Subordinated Trustee”), as such Subordinated Indenture may be supplemented from time to time. The Senior Indenture, the Subordinated Indenture, the articles of incorporation or articles of organization, as applicable, of each Applicable Guarantor, and the by-laws or operating agreement, as applicable, of each Applicable Guarantor are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As part of the corporate or limited liability company actions taken and to be taken by the Applicable Guarantors (the “Guarantor Proceedings”) in connection with issuance of any Guarantees to be issued and sold from time to time under the Registration Statement, the managing member, governing body, a committee of the governing body or certain duly authorized officers of the Applicable Guarantors will, before such Guarantees are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Guarantees.

As Vice President and Assistant General Counsel of the Company, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this opinion. In connection with such examination, I have examined or are otherwise familiar with the Governing Documents, the Registration Statement, such of the Guarantor Proceedings that have occurred as of the date hereof, and such other documents, records and instruments as I have deemed necessary or appropriate for the purposes of this opinion. I have also made such investigations of law and examined originals or copies of such other documents and records as I have deemed necessary and relevant as a basis for the opinion hereinafter expressed.

Based upon and subject to the foregoing, and the assumptions, qualifications and exceptions set forth in Schedule A hereto, I am of the opinion that:

1.	Each Applicable Guarantor is validly existing and in good standing under the laws of the State of Arizona or Florida, as applicable.

2.	The execution and filing with the Commission of the Registration Statement have been duly authorized by all necessary corporate or limited liability company action on the part of each Applicable Guarantor.

3.	The Applicable Guarantors have the corporate and limited liability company power and authority to authorize the form and terms of, and the performance, issuance and sale by the Applicable Guarantors of, a Guarantee (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the applicable indenture as contemplated by the Registration Statement.

4.	The execution, delivery and performance by each Applicable Guarantor of the Indenture and the issuance of the Guarantees of the Debt Securities will be duly authorized by all

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June 16, 2016

necessary corporate or limited liability company action when (a) the specific terms of a particular series of Debt Securities and related Guarantees have been duly established in accordance with the terms of the applicable indenture and authorized by all necessary corporate or limited liability company action, as applicable, of the Company and the Subsidiary Guarantors, and (b) the series of Debt Securities to which the Guarantees relate shall have been duly issued by the Company.

For the purposes of this opinion letter, I have assumed that, at the time of the issuance, sale and delivery of any Guarantee: (a) at the time any Debt Securities or Guarantees are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto will be effective and will comply with all applicable laws; (b) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities and the Guarantees offered thereby and will comply with all applicable laws; (c) any Debt Securities and Guarantees will be issued and sold in the manner stated in the Registration Statement and the prospectus supplement relating thereto; (d) at the Relevant Time, the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and Statement of Eligibility on Form T-1 shall have been properly filed with the Commission; (e) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities and Guarantees offered or issued will have been duly authorized by all necessary corporate or limited liability company action of the Company and the Subsidiary Guarantors and duly executed and delivered by the Company, the Subsidiary Guarantors and the other parties thereto; (f) the execution, delivery and performance by the Applicable Guarantors of a supplemental indenture or notation of Guarantee creating the form and terms of such Guarantee and the performance by the Applicable Guarantors of the applicable indenture and the Guarantee will not (i) contravene or violate the Governing Documents of the Applicable Guarantors, or any law, rule or regulation applicable to any of the Applicable Guarantors, (ii) result in a default under or breach of any agreement or instrument binding upon the Applicable Guarantors, or any order, judgment or decree of any court or governmental authority applicable to the Applicable Guarantors, or (iii) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect); (g) the authorization by the Applicable Guarantors of the transactions described above and the instruments, agreements and other documents entered into or to be entered into by the Applicable Guarantors, as described above, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements or other documents; (h) the applicable indenture will not have been modified or amended (other than by a supplemental indenture establishing the form and terms of the Debt Securities of any series and, if applicable, creating the form and terms of any related Guarantee); and (i) the Governing Documents of the Applicable Guarantors and the Guarantor Proceedings, each as currently in effect, will not have been modified or amended and will be in full force and effect.

The opinions expressed herein are limited to the laws of the States of Arizona and Florida, respectively, and I express no opinion as to the laws of any other jurisdiction (including

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the federal laws of the United States of America), or the local laws, ordinances or rules of any municipality, county or political subdivision of the States of Arizona or Florida, respectively, or the effect any such laws may have on the matters set forth herein, nor do I express any opinion as to the validity, enforceability or scope of, or limitations on, any provisions relating to rights to indemnification or contribution. No opinions are expressed herein as to matters governed by laws pertaining to the Applicable Guarantors solely because of the business activities of such entity which are not applicable to business entities generally. The opinions expressed herein are limited to the matters stated herein, and no opinions are implied or may be inferred beyond the matters expressly stated herein. In no way limiting the generality of the foregoing, I express no opinion concerning the enforceability of the Indenture, the Debt Securities or the Guarantees.

This letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This letter speaks only as of the date hereof. I assume no obligation to revise or supplement this letter should the presently applicable laws be changed by legislative action, judicial decision or otherwise.

This opinion letter has been furnished at your request and is solely for your benefit in connection with the filing of the Registration Statement and may not be relied upon for any other purpose or by any other person or disclosed, quoted, filed with a governmental agency or otherwise referred to without my prior written consent; provided, however, I consent to your filing this opinion as an exhibit to the Registration Statement. By so consenting, I do not imply or admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. I also consent to the reference to me under the caption “Legal Matters” in the Registration Statement and reliance by Faegre Baker Daniels, LLP in rendering its opinion filed as an exhibit to the Registration Statement.

Very truly yours,

/s/ Melisa Boross Konderik

Melisa Boross Konderik
Vice President & Assistant General Counsel

Annex A

Applicable Guarantors

1.	Avatar Properties Inc., a Florida corporation

2.	AV Homes of Arizona, LLC, an Arizona limited liability company

3.	AVH Bethpage, LLC, an Arizona limited liability company

4.	AVH Carolinas, LLC, an Arizona limited liability company

5.	AVH EM, LLC, an Arizona limited liability company

6.	Royal Oak Homes, LLC, a Florida limited liability company

7.	Vitalia at Tradition, LLC, a Florida limited liability company